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                                                                   Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 25, 2002, relating to the financial statements and financial statement schedule which appears in Boston Properties' Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the reference to our firm under the caption "Experts" in such Registration Statement.


                                                  /s/ PricewaterhouseCoopers LLP

                                                      PricewaterhouseCoopers LLP


August 2, 2002